Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Amendment No. 3 to the Registration Statement on Form S-4 of Blockbuster Inc. of our report dated February 9, 2004, except as to the 6th, 7th, 8th, and 10th paragraphs of Note 11 which are as of March 1, 2004 relating to the financial statements of Blockbuster Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Dallas, Texas

September 7, 2004